UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of report (Date of earliest event reported): February 6, 2008 ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2008, Royal Caribbean Cruises Ltd. (the “Company”) entered into a Credit Agreement with various financial institutions and Nordea Bank Finland PLC, acting through its New York Branch as Administrative Agent. The agreement provides for the making of an unsecured term loan of up to US$530,000,000 to the Company due through 2015. The Company expects that when the loan is drawn US$500,000,000 will be at a fixed interest rate of approximately 5.2% and the balance will be at a floating interest rate of LIBOR plus the then applicable margin. The Company may elect at any time to have the entire loan amount subject to the foregoing floating interest rate upon payment of applicable breakage costs, if any. The Company intends to use the proceeds of the loan towards the purchase of Independence of the Seas. A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 - US$530,000,000 Credit Agreement dated as of February 6, 2008 among Royal Caribbean Cruises Ltd. and various financial institutions and Nordea Bank Finland PLC, acting through its New York Branch as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	February 11, 2008	By:	/s/ Antje Gibson
			Name:	Antje Gibson
			Title:	Vice President and Acting Treasurer